SIGNATURE PAGE TO

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

INVESCO EXCHANGE FUND, A CALIFORNIA LIMITED PARTNERSHIP

ITEM 6A GENERAL PARTNER CHANGES (CONTINUED):

Frank S. Bayley	1859 Jones Street	San Francisco	CA	94109-2112

James T. Bunch	1550 17th Street, Suite 500	Denver	CO	80202

Bruce L. Crockett	425 Marshall Street	Houston	TX	77006

Rodney F. Dammeyer	4350 LaJolla Village Dr. #320	San Diego	CA	92122

Albert R. Dowden	1815 Central Park Drive, PO Box 774000-PMB #222	Steamboat Springs	CO	80477

Jack M. Fields	8 Deer Ridge Estates Blvd.	Kingwood	TX	77339

Martin L. Flanagan	1555 Peachtree Street N.E.	Atlanta	GA	30309

Prema Matha-Davis	1055 High Mountain Road	Franklin Lakes	NJ	07417

Larry Soll	4291 Westside Road	Friday Harbor	WA	98250

Raymond Stickel, Jr.	4 Twickenham Lane	Hilton Head	SC	29928

Philip A. Taylor	120 Bloor Street East, Suite 700	Toronto	Ontario	M4W1B7

	/s/ Frank S. Bayley III	8/20/14
SIGNATURE	Frank S. Bayley III	DATE

	/s/ James T. Bunch	8/14/14
SIGNATURE	James T. Bunch	DATE

	/s/ Bruce L. Crockett	8/22/14
SIGNATURE	Bruce L. Crockett	DATE

	/s/ Rodney F. Dammeyer	8/20/14
SIGNATURE	Rodney F. Dammeyer	DATE

	/s/ Albert R. Dowden	8/28/14
SIGNATURE	Albert R. Dowden	DATE

SIGNATURE PAGE TO

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

INVESCO EXCHANGE FUND, A CALIFORNIA LIMITED PARTNERSHIP

ITEM 6A GENERAL PARTNER CHANGES (CONTINUED):

	/s/ Jack M. Fields	8/14/14
SIGNATURE	Jack M. Fields	DATE

	/s/ Martin L. Flanagan	8/18/14
SIGNATURE	Martin L. Flanagan	DATE

	/s/ Prema Mathai-Davis	8/15/14
SIGNATURE	Prema Mathai-Davis	DATE

	/s/ Larry Soll	8/12/14
SIGNATURE	Larry Soll	DATE

	/s/ Raymond Stickel, Jr.	8/9/14
SIGNATURE	Raymond Stickel, Jr.	DATE

	/s/ Philip A. Taylor	8/20/14
SIGNATURE	Philip A. Taylor	DATE

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AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

INVESCO EXCHANGE FUND, A CALIFORNIA LIMITED PARTNERSHIP

GENERAL PARTNER CHANGES ITEM 6D DISSOCIATED GENERAL PARTNERS:

	/s/ Jerry D. Choate	8/26/14
SIGNATURE	Jerry D. Choate	DATE

	/s/ Linda Hutton Heagy	8/26/14
SIGNATURE	Linda Hutton Heagy	DATE

	/s/ R. Craig Kennedy	8/26/14
SIGNATURE	R. Craig Kennedy	DATE

	/s/ Colin Meadows	8/29/14
SIGNATURE	Colin Meadows	DATE